EXHIBIT 4.13

J. B. POINDEXTER & CO., INC.

As Issuer

THE SUBSIDIARY GUARANTORS NAMED HEREIN

As Guarantors

WILMINGTON TRUST COMPANY

As Trustee

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of December 31, 2008

to

INDENTURE

Dated as of March 15, 2004

8¾ % Senior Notes Due 2014

                SEVENTH SUPPLEMENTAL INDENTURE, dated as of December 31, 2008, (herein called this “Supplemental Indenture”) among J.B. POINDEXTER & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 1100 Louisiana Street, Suite 5400, Houston, Texas 77002, each of MORGAN TRUCK BODY, LLC, a Delaware limited liability company (as successor in interest to Morgan Corporation, a New Jersey corporation “Morgan”), TRUCK ACCESSORIES GROUP, LLC, a Delaware limited liability company (as successor in interest to Truck Accessories Group, Inc., a Delaware corporation “TAG”), LOWY GROUP, INC., a Delaware corporation (“Lowy”), EFP, LLC, a Delaware limited liability company (as successor in interest to EFP Corporation, a Delaware corporation “EFP”), MIC GROUP, LLC, a Delaware limited liability company (as successor in interest to MIC Group, Inc., a Delaware corporation “MIC”), RAIDER INDUSTRIES, INC., a Saskatchewan corporation (“Raider”), SWK HOLDINGS, INC., a Texas corporation (“SWK”), UNIVERSAL BRIXIUS, LLC, a Delaware limited liability company (as successor in interest to Universal Brixius, Inc., a Wisconsin corporation “Brixius”), MORGAN TRAILER FINANCIAL CORPORATION, a Nevada corporation (“MTFC”), MORGAN TRAILER FINANCIAL MANAGEMENT, L.P., a Texas limited partnership (“MTFMLP”), MORGAN OLSON, LLC, a Delaware limited liability company (as successor in interest to Morgan Olson Corporation, a Delaware corporation “MOC”), COMMERCIAL BABCOCK INC., an Ontario corporation (“CB”), FEDERAL COACH LLC, a Delaware limited liability company (“Federal”), EAGLE SPECIALTY VEHICLES, LLC, a Delaware limited liability company (as successor in interest to Eagle Specialty Vehicles, Inc., an Ohio corporation (“Eagle”), STATE WIDE ALUMINUM, INC., an Indiana corporation (“State Wide”), RICHARD’S MANUFACTURING COMPANY, an Oklahoma corporation (“Richard’s”), MIC MACHINING GROUP S. de R.L. de C.V., a Mexican corporation (“MIC Mexico”) TARLTON SUPPLY CO., a Texas corporation (“Tarlton”), HANDLEY, L.P., a Texas limited partnership (“Handley”), and MACHINE & MANUFACTURING I, INC., a Texas Corporation (“M&M”)(the “Company” and  (Morgan, TAG, Lowy, EFP, MIC, Raider, SWK, Brixius, MTFC, MTFMLP, MOC, CB, Federal, Eagle, State Wide, Richard’s, MIC Mexico, Tarlton, Handley and M&M are collectively called the “Subsidiary Guarantors”), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, having its principal corporate trust office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware, as Trustee (herein called the “Trustee”).

R E C I T A L

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee are parties to that certain Indenture, dated as of March 15, 2004, as amended by the First Supplemental Indenture dated as of December 14, 2004, the Second Supplemental Indenture dated as of June 10, 2005, the Third Supplemental Indenture dated as of January 9, 2006, the Fourth Supplemental Indenture dated as of April 17, 2006, the Fifth Supplemental Indenture dated as of September 30, 2006, and the Sixth Supplemental Indenture dated as of September 4, 2007 (the “Indenture”) governing the Company’s 8¾ % Senior Notes due 2014 (the “Securities”) issued thereunder; and

WHEREAS, Section 5.01(a)(1) of the Indenture provides that  the “Company shall not consolidate with or merge with or into ... any Person” unless the surviving Person expressly assumes, by supplemental indenture, all the obligations of the Company under the Notes and the Indenture; and

WHEREAS, LOWY GROUP, INC., a Delaware corporation, is a Subsidiary Guarantor that intends to merge with and into the Company (the “Merging Subsidiary”); and

WHEREAS, Section 5.01(b) of the Indenture permits Subsidiary Guarantors to merge with and into other Subsidiary Guarantors without a supplemental indenture; and

WHEREAS, the mergers of certain Subsidiary Guarantors with and into other Subsidiary Guarantors are listed on Exhibit “A” attached hereto; and

WHEREAS, the Company and the Subsidiary Guarantors pursuant to the foregoing authority, propose in and by this Supplemental Indenture to amend and supplement the Indenture as provided in this Supplemental Indenture, and request the Trustee to enter into this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee and a valid amendment of and supplement to the Indenture have been done;

NOW, THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed for the equal and proportionate benefit of all Holders of the Securities:

SECTION 1.         Definitions.  All terms used in this Supplemental Indenture which are not defined in this Supplemental Indenture and which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 2.         Continuation of Obligations.  The Company, as the Successor Company of its merger with the Merging Subsidiary, confirms that all of the obligations of the Company under the Notes and the Indenture remain unchanged, and continue in full force and effect as against the Company, notwithstanding the merger of the Merging Subsidiary with and into the Company.

SECTION 3.         Incorporation of Supplemental Indenture.  All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture, and the Indenture, as supplemented and amended by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

SECTION 4.         Headings.  The Article and Section headings of this Supplemental Indenture are for convenience only and shall not affect the construction hereof.

SECTION 5.         Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 6.         Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Supplemental Indenture, the latter provision shall control.  If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

SECTION 7.         Successors and Assigns.  All covenants and agreements in this Supplemental Indenture by the Company or any Subsidiary Guarantor shall bind its respective successors and assigns, whether so expressed or not.

SECTION 8.         Separability Clause.  In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 9.         Benefits of Supplemental Indenture.  Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 10.       Governing Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunder affixed and attested, all as of the date and year first above written.

J. B. POINDEXTER & CO., INC.
Attest:
By:
Robert S. Whatley
Vice President

MORGAN TRUCK BODY, LLC
Attest:
By:
Robert S. Whatley
Vice President

TRUCK ACCESSORIES GROUP, LLC
Attest:
By:
Robert S. Whatley
Vice President

LOWY GROUP, INC.
Attest:
By:
Robert S. Whatley
Vice President

EFP, LLC
Attest:
By:
Robert S. Whatley
Vice President

MIC GROUP, LLC
Attest:
By:
Robert S. Whatley
Vice President

RAIDER INDUSTRIES, INC.
Attest:	a Saskatchewan corporation

By:
Robert S Whatley
Vice President

SWK HOLDINGS, INC.
Attest:
By:
Robert S. Whatley
Vice President

UNIVERSAL BRIXIUS, LLC
Attest:
By:
Robert S. Whatley
Vice President

MORGAN TRAILER FINANCIAL CORPORATION
Attest:
By:
Robert S. Whatley
Vice President

MORGAN TRAILER FINANCIAL MANAGEMENT, L.P.

	By:	Morgan Truck Body, LLC, its
general partner
Attest:
By:
Robert S. Whatley
Vice President

MORGAN OLSON, LLC
Attest:
By:
Robert S. Whatley
Vice President

COMMERCIAL BABCOCK INC.
Attest:
By:
Robert S. Whatley
Vice President

FEDERAL COACH LLC
Attest:
By:
Name: Robert S. Whatley
Title: Vice President

EAGLE SPECIALTY VEHICLES, LLC
Attest:
By:
Name: Robert S. Whatley
Title: Vice President

STATE WIDE ALUMINUM, INC.
Attest:
By:
Name: Robert S. Whatley
Title: Vice President

RICHARD’S MANUFACTURING COMPANY.
Attest:

By:
Name: Robert S. Whatley
Title: Vice President

MIC MACHINING GROUP S. de R.L. de C.V.
Attest:

By:
Name:
Title:

TARLTON SUPPLY CO.

Attest:
By:
Name: Robert S. Whatley
Title: Vice President

HANDLEY, L.P.
Attest:
	By:	MIC Group, LLC,
Its general partner

By:
Name: Robert S. Whatley
Title: Vice President

MACHINE & MANUFACTURING I, INC.
Attest:

By:
Name: Robert S. Whatley
Title: Vice President

Attest:	WILMINGTON TRUST COMPANY,
as Trustee

By:
Name:
Title:

Exhibit “A”

Subsidiary Guarantor mergers:

Tarlton Supply Co., a Texas corporation with and into MIC GROUP, LLC, a Delaware limited liability company

SWK Holdings, Inc., a Texas corporation with and into MIC GROUP, LLC, a Delaware limited liability company

Richard’s Manufacturing Company, an Oklahoma corporation with and into MIC GROUP, LLC, a Delaware limited liability company

Machine & Manufacturing I, Inc., a Texas corporation with and into MIC GROUP, LLC, a Delaware limited liability company

UNIVERSAL BRIXIUS, LLC, a Delaware limited liability company with and into MIC GROUP, LLC, a Delaware limited liability company

Handley, L.P. with and into MIC GROUP, LLC, a Delaware limited liability company